Exhibit 4.3

ELEVENTH SUPPLEMENTAL INDENTURE

BETWEEN

DOMINION RESOURCES, INC.

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS

SERIES TRUSTEE

DATED AS OF AUGUST 1, 2016

2016 SERIES A-1 2.0% REMARKETABLE SUBORDINATED NOTES DUE 2021

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TABLE OF CONTENTS

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TABLE OF CONTENTS

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Exhibit A:	Form of Series A-1 Note and the Series Trustee’s Certificate of Authentication	A-1
Exhibit B:	Form of Series A-1 Note and the Series Trustee’s Certificate of Authentication following a Successful Remarketing	B-1
Exhibit C:	Form of Put Notice	C-1

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ELEVENTH SUPPLEMENTAL INDENTURE

THIS ELEVENTH SUPPLEMENTAL INDENTURE, dated as of August 1, 2016 (the “Eleventh Supplemental Indenture”), is between DOMINION RESOURCES, INC., a Virginia corporation, having its principal office at 120 Tredegar Street, Richmond, Virginia 23219 (the “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee of the series of Securities established by this Eleventh Supplemental Indenture, having a corporate trust office at 60 Wall Street, 16th Floor, New York, New York 10005 (herein called the “Series Trustee”).

WHEREAS, the Company has heretofore entered into a Junior Subordinated Indenture II, dated as of June 1, 2006, between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.) (the “Original Trustee”), as supplemented and amended by the Third Supplemental and Amending Indenture, dated as of June 1, 2009 (as so amended, the “Base Indenture”), among the Company, the Original Trustee and Deutsche Bank Trust Company Americas, as the Series Trustee;

WHEREAS, the Base Indenture is incorporated herein by this reference and the Base Indenture, as supplemented by this Eleventh Supplemental Indenture, and as may be hereafter supplemented or amended from time to time in accordance herewith and therewith, is herein called the “Indenture”;

WHEREAS, under the Base Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Base Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Series Trustee;

WHEREAS, the Company proposes to create under the Base Indenture a new series of Securities and to appoint the Series Trustee as Trustee under the Base Indenture with respect to such series of Securities; and

WHEREAS, the Company has requested that the Series Trustee execute and deliver this Eleventh Supplemental Indenture and all requirements necessary to make this Eleventh Supplemental Indenture a valid instrument in accordance with its terms, and to make the Series A-1 Notes, when executed by the Company and authenticated and delivered by the Series Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Eleventh Supplemental Indenture has been duly authorized in all respects;

NOW, THEREFORE, in consideration of the purchase and acceptance of the Series A-1 Notes by the Holders, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Series A-1 Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Series Trustee as follows:

ARTICLE I

DEFINITIONS

1.1 Definition of Terms. For all purposes of this Eleventh Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the capitalized terms not otherwise defined herein shall have the meanings set forth in the Base Indenture or, if not defined in the Base Indenture, in the Purchase Contract and Pledge Agreement;

(b) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(c) all other terms used herein which are defined in the Trust Indenture Act of 1939, as amended, whether directly or by reference therein, have the meanings assigned to them therein;

(d) a reference to a Section or Article is to a Section or Article of this Eleventh Supplemental Indenture unless otherwise stated;

(e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Eleventh Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(f) headings are for convenience of reference only and do not affect interpretation;

“Business Day” means a day other than (i) a Saturday or a Sunday, (ii) a day on which banks in New York, New York are authorized or required by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Series Trustee is closed for business.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) shares issued by that Person.

“Coupon Rate” shall have the meaning set forth in SECTION 2.5.

“Corporate Trust Office of the Series Trustee” means the office of the Series Trustee at which at any particular time its corporate trust business with respect to the series of Securities herein described shall be administered, which office at the date of original execution of this Eleventh Supplemental Indenture is located at 60 Wall Street, 16th Floor, New York, New York 10005, Attention: Corporates Team – Dominion Resources (in addition copies of correspondence are to be sent to Deutsche Bank National Trust Company for Deutsche Bank Trust Company Americas, 100 Plaza One, 6th Floor, MSJCY03-0699, Jersey City, New Jersey 07311, Attention: Corporates Team – Dominion Resources).

“Deferral Period” means the period beginning on the Interest Payment Date for which the Company has elected to defer the Interest Payment in accordance with SECTION 4.1 and ending on the earlier of (a) the next Interest Payment Date on which all Deferred Interest (including compounded interest thereon) has been paid in full and (b)(i) the Purchase Contract Settlement Date, in the case of a Deferral Period that begins prior to the Purchase Contract Settlement Date, or (ii) the Stated Maturity, in the case of a Deferral Period that begins after the Purchase Contract Settlement Date.

“Deferred Interest” shall have the meaning set forth in SECTION 4.1.

“Equity Unit” shall have the meaning set forth in the Underwriting Agreement.

“Global Note” shall have the meaning set forth in SECTION 2.4.

“Holder” means (i) with respect to the Corporate Units or the Treasury Units, such term as defined in the Purchase Contract and Pledge Agreement and (ii) with respect to the Series A-1 Notes, the Person in whose name at the time a particular Series A-1 Note is registered on the books of the Series Trustee kept for that purpose.

“Increased Principal Amount” shall have the meaning set forth in SECTION 2.9.

“Interest Payment” means, with respect to any Interest Payment Date, the interest payment on the Series A-1 Notes due on such Interest Payment Date.

“Interest Payment Date” shall have the meaning set forth in SECTION 2.5.

“Interest Period” means, with respect to any Interest Payment Date, the period from and including the immediately preceding Interest Payment Date (or if none, August 15, 2016) to, but excluding, such Interest Payment Date.

“Junior Subordinated Notes” shall have the meaning set forth in SECTION 2.1

“Original Issue Date” means August 15, 2016 or, in the case of Series A-1 Notes issued in connection with any exercise by the underwriters of their overallotment option, the date on which such Series A-1 Notes are issued.

“Pledged Note” shall have the meaning set forth in SECTION 2.9.

“Purchase Contract and Pledge Agreement” means the Purchase Contract and Pledge Agreement, dated as of August 15, 2016, between the Company and Deutsche Bank Trust Company Americas, as purchase contract agent, collateral agent, custodial agent and securities intermediary, as amended from time to time.

“Put Price” shall have the meaning set forth in SECTION 9.5.

“Put Right” shall have the meaning set forth in SECTION 9.5.

“Put Right Default” shall have the meaning set forth in SECTION 2.6.

“Redemption” means the redemption of the Series A-1 Notes pursuant to the terms of ARTICLE III.

“Redemption Date” shall have the meaning set forth in SECTION 3.1.

“Redemption Price” means, for any Series A-1 Note, the principal amount of such Series A-1 Note, plus accrued and unpaid interest (including Deferred Interest and compounded interest thereon), if any, to but excluding the Redemption Date.

“Reduced Principal Amount” shall have the meaning set forth in SECTION 2.9.

“Regular Record Date” means, with respect to any Interest Payment Date for the Series A-1 Notes, the first day of the calendar month in which the applicable Interest Payment Date falls (or, if such day is not a Business Day, the next preceding Business Day); provided that if any of the Series A-1 Notes or Corporate Units are held by a securities depository in book-entry form, the Regular Record Date for such Series A-1 Notes will be the close of business on the Business Day immediately preceding the applicable Interest Payment Date.

“Released Note” shall have the meaning set forth in SECTION 2.9.

“Remarketed Notes” means, with respect to all Remarketings during any Applicable Remarketing Period, the aggregate principal amount of Series A-1 Notes underlying the Pledged Applicable Ownership Interests in Notes and the Separate Notes, if any, subject to Remarketing as identified to the Remarketing Agent(s) by the Purchase Contract Agent and the Custodial Agent, respectively, in each case pursuant to the terms of the Purchase Contract and Pledge Agreement.

“Remarketing Agent(s)” means the Remarketing Agent(s) appointed by the Company, pursuant to the Remarketing Agreement.

“Series A-1 Notes” shall have the meaning set forth in SECTION 2.1.

“Stated Maturity” shall have the meaning set forth in SECTION 2.2.

“Subjected Note” shall have the meaning set forth in SECTION 2.9

“Underwriting Agreement” means the Underwriting Agreement, dated as of August 9, 2016, between the Company and RBC Capital Markets, LLC, Mizuho Securities USA Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives, for the sale of up to 28,000,000 of the Company’s 2016 Series A Corporate Units.

The terms “Company,” “Original Trustee,” “Series Trustee,” “Base Indenture,” and “Indenture” shall have the respective meanings set forth in the recitals to this Eleventh Supplemental Indenture.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE SERIES A-1 NOTES

2.1 Designation and Principal Amount. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s “2016 Series A-1 2.0% Remarketable Subordinated Notes due 2021,” (the “Series A-1 Notes”) in the initial aggregate principal amount of $625,000,000 (as increased by an aggregate principal amount equal to the aggregate Stated Amount of Corporate Units with respect to which the underwriters of the Corporate Units of which the Series A-1 Notes are a part exercise their overallotment option), which amount shall be set forth in any written orders of the Company for the authentication and delivery of Series A-1 Notes pursuant to Section 2.1 of the Base Indenture and SECTION 6.1 hereof. Any such additional Series A-1 Notes issued on account of any exercise by the underwriters in the Corporate Units offering of their over-allotment option will have the same Stated Maturity and other terms as those initially issued and shall be consolidated with and part of the same series of Securities as the Series A-1 Notes initially issued under this Eleventh Supplemental Indenture. For the avoidance of doubt, no additional Series A-1 Notes may be issued following the Original Issue Date, except as expressly set forth in the first sentence of this SECTION 2.1. Following a Successful Remarketing, the Series A-1 Notes will be re-designated as a series of Securities to be known as the XX% Junior Subordinated Notes due 2021 (the “Junior Subordinated Notes”), with “XX” meaning the applicable Reset Rate established in the Remarketing. Following such re-designation, all references to the Series A-1 Notes in this Eleventh Supplemental Indenture shall be deemed to be references to the Junior Subordinated Notes following such re-designation.

2.2 Stated Maturity. The “Stated Maturity” of the Series A-1 Notes is August 15, 2021, which may not be shortened or extended. For the avoidance of doubt, with respect to the Series A-1 Notes, the term “Stated Maturity” refers only to the date on which principal is due and payable as set forth in this SECTION 2.2.

2.3 Form and Payment; Minimum Transfer Restriction.

(a) Except as provided in SECTION 2.4, the Series A-1 Notes shall be issued in fully registered definitive form without coupons. All Series A-1 Notes shall have identical terms. Series A-1 Notes corresponding to Applicable Ownership Interests in Notes that are components of Corporate Units shall be registered in the name of the Purchase Contract Agent. Principal of the Series A-1 Notes will be payable (subject to the last sentence of this SECTION 2.3(a)), the transfer of such Series A-1 Notes will be registrable, and such Series A-1 Notes will be exchangeable for Series A-1 Notes of a like aggregate principal amount bearing identical terms and provisions, at the Corporate Trust Office of the Series Trustee; provided, however, that, except as otherwise provided in the form of Series A-1 Note attached hereto as Exhibit A, payment of interest will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or, if such Person so requests and designates an account in writing to the Series Trustee at least five Business Days prior to the relevant Interest Payment Date, by wire transfer to such account, and provided, further, that the Company, in its discretion may remove the Paying Agent and may appoint one or more additional Paying Agents (including the Company or any of its affiliates). Payments with respect to any Global Note or any Series A-1 Note corresponding to Applicable Ownership Interests in Notes that are components of Corporate Units will be made by wire transfer to the Depository or in accordance with any other applicable procedures of the Depository.

(b) The Series A-1 Notes shall be issuable in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof; provided, however, that upon the release by the Collateral Agent of Series A -1 Notes underlying the Pledged Applicable Ownership Interests in Notes in accordance with Section 3.15 of the Purchase Contract and Pledge Agreement, if any Holder or Beneficial Owner shall be entitled to receive Series A-1 Notes in an aggregate principal amount that is not an integral multiple of $1,000, the Purchase Contract Agent may request, on behalf of such Holder or Beneficial Owner, that the Company issue Series A-1 Notes in denominations of $25, or integral multiples thereof, in exchange for Series A-1 Notes in denominations of $1,000 or integral multiples thereof. The first paragraph of Section 2.3 of the Base Indenture shall not apply with respect to the Series A-1 Notes, and any reference in the Base Indenture to such provision shall, for purposes of the Series A-1 Notes, be deemed to refer instead to this SECTION 2.3(b).

2.4 Exchange and Registration of Transfer of Series A-1 Notes; Restrictions on Transfers; Depositary. Series A-1 Notes corresponding to Applicable Ownership Interests in Notes that are no longer a component of the Corporate Units and are released from the Collateral Account will be initially issued in permanent global form (a “Global Note”), and if issued as one or more Global Notes, the Depository shall be The Depository Trust Company or such other depository that is a clearing agency registered under Section 17A of the Exchange Act as any officer of the Company may from time to time designate. On the date on which the Series A-1 Notes registered in the name of the Purchase Contract Agent pursuant to SECTION 2.3 are issued, the Company shall also issue one or more Global Notes, registered in the name of the Depository or its nominee, each having a zero principal balance. Upon the creation of Treasury Units, or the re-creation of Corporate Units or in any other case where the Collateral Agent releases Series A-1 Notes underlying the Pledged Applicable Ownership Interests in Notes, an appropriate annotation shall be made on the Schedule of Increases or Decreases in Series A-1 Note on the Global Notes held by the Depository and on the Pledged Note held by the Collateral Agent. Except upon recreation of Corporate Units, Series A-1 Notes represented by the Global Notes will be exchangeable for Series A-1 Notes in certificated form only (x) if the Depository (A) has notified the Company that it is unwilling or unable to continue as depository for the Global Notes or (B) has ceased to be a “clearing agency” registered under the Exchange Act and, in either case, a successor depository that is a clearing agency registered under Section 17A of the Exchange Act is not appointed by the Company within 90 days after such notice or cessation, or (y) upon the occurrence and during the continuance of Event of Default or any other event that after notice or lapse of time, would constitute an Event of Default with respect to the Series A-1 Notes and any beneficial owner of a Global Note requests that its beneficial interest be exchanged for a Series A-1 Note in certificated form; provided, subject to SECTION 2.3, that the Series A-1 Notes in certificated form so issued in exchange for the Global Notes shall be in denominations of $1,000 or any whole multiple of $1,000 above that amount and shall be of like aggregate principal amount and tenor as the portion of the Global Note to be exchanged. Except as provided above, owners of beneficial interest in a Global Note will not be entitled to receive physical delivery of Series A-1 Notes in certificated form and will not be considered the Holders thereof for any purpose under the Indenture. Any Global Note that is exchangeable pursuant to clause (x) of the fourth sentence of this SECTION 2.4 shall be exchangeable for Series A-1 Notes in certificated form registered in such names as the Depository shall direct. The third sentence of the last paragraph of Section 2.5 of the Base Indenture shall not apply with respect to the Series A-1 Notes, and any reference in the Base Indenture to such provision shall, for purposes of the Series A-1 Notes, be deemed to refer instead to the fourth sentence of this SECTION 2.4.

2.5 Interest.

(a) Subject to ARTICLE IV, interest on the Series A-1 Notes shall be payable quarterly in arrears on February 15, May 15, August 15, and November 15 of each year (each, subject to adjustment in accordance with SECTION 2.5(b), an “Interest Payment Date”), commencing November 15, 2016 and at Stated Maturity, to the Person in whose name the relevant Series A-1 Notes are registered at the close of business on the Regular Record Date for such Interest Payment Date except that interest payable at the Stated Maturity shall be paid to the Person to whom principal is payable. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed per 30-day month. If any Interest Payment Date, Redemption Date, the Stated Maturity or the date (if any) on which the Company is required to purchase the Series A-1 Notes pursuant to SECTION 9.5 is not a Business Day, then the applicable payment shall be made on the next succeeding day that is a Business Day and no interest shall accrue or be paid in respect of such delay. Section 15.5 of the Base Indenture is hereby superseded in its entirety, with respect to the Series A-1 Notes, by the immediately preceding sentence.

(b) The Series A-1 Notes will bear interest initially at the rate of 2.0% per year (the “Coupon Rate”) from and including August 15, 2016 to, but excluding, the date the principal amount thereof is paid or made available for payment, or in the event of a Successful Remarketing, the Remarketing Settlement Date. In the event of a Successful Remarketing of the Series A-1 Notes, the interest rate applicable to the Series A-1 Notes may be reset by the Remarketing Agent(s) to the applicable Reset Rate with effect from the Remarketing Settlement Date, as set forth in SECTION 9.3. If the interest rate is so reset, the Series A-1 Notes will bear interest at the applicable Reset Rate from, and including, the Remarketing Settlement Date to, but excluding, the date the principal amount thereof is paid or made available for payment. In the event of a Successful Remarketing, following the applicable Remarketing Settlement Date, interest on Series A-1 Notes will be payable semi-annually on February 15 and August 15. If there is no Successful Remarketing, the interest rate will not be reset, the Interest Payment Dates shall remain the same and the Series A-1 Notes shall continue to bear interest at the Coupon Rate. The Series A-1 Notes shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Coupon Rate, unless a Successful Remarketing shall have occurred, in which case on and after the Remarketing Settlement Date the Series A-1 Notes shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Reset Rate.

The second paragraph of Section 2.3 of the Base Indenture (except for the last sentence thereof) shall not apply with respect to the Series A-1 Notes, and any reference in the Base Indenture to such provision shall, for purposes of the Series A-1 Notes, be deemed to refer instead to this SECTION 2.5.

2.6 Events of Default. An Event of Default as defined in the Base Indenture shall be an Event of Default with respect to the Series A-1 Notes provided that the nonpayment of interest for so long as and to the extent that interest is permitted to be deferred pursuant to ARTICLE IV herein shall not be deemed to be a default in the payment of interest for the purposes of ARTICLE VI of the Base Indenture and shall not otherwise be deemed an Event of Default with respect to the Series A-1 Notes. In addition, an Event of Default with respect to the Series A-1 Notes will occur if the Company fails to pay the Put Price of any Series A-1 Note on the Purchase Contract Settlement Date after a Holder’s Put Right has been exercised pursuant to SECTION 9.5 (“Put Right Default”). For the avoidance of doubt, and without prejudice to any other remedies that may be available to the Series Trustee or the Holders of the Series A-1 Notes, no breach by the Company of any covenant or obligation under the Base Indenture or the terms of the Series A-1 Notes shall be an Event of Default except those that are specifically identified as an Event of Default under the Base Indenture (including, for the avoidance of doubt in Section 6.1(c) of the Base Indenture) or a Put Right Default.

2.7 No Defeasance. The provisions of Section 12.5 of the Base Indenture shall not apply to the Series A-1 Notes.

2.8 No Sinking Fund or Repayment at Option of the Holder. The Series A-1 Notes shall not be subject to any sinking fund or analogous provision and, except in the case of the Put Right, shall not be repayable at the option of a Holder thereof prior to the Stated Maturity.

2.9 Increase and Decrease in Pledged Notes. In the event that any Series A-1 Notes underlying Pledged Applicable Ownership Interests in Notes with respect to any Corporate Units in global form are to be released from the Pledge following a Termination Event, Collateral Substitution, Cash Settlement, Successful Remarketing, Early Settlement or Fundamental Change Early Settlement pursuant to the Purchase Contract and Pledge Agreement (a “Released Note”), such release and delivery shall be evidenced by an endorsement by the Collateral Agent on the Series A-1 Note held by the Collateral Agent (the “Pledged Note”) reflecting a reduction in the principal amount of such Pledged Note equal in amount (the “Reduced Principal Amount”) to the principal amount of the Released Note. The Collateral Agent shall confirm any such Reduced Principal Amount by telecopying or otherwise delivering a photocopy of such endorsement made on the Pledged Note evidencing such Reduced Principal Amount to the Series Trustee at the telecopier number or address of the Series Trustee provided for notices to the Series Trustee in SECTION 11.6 (or at such other telecopier or address as the Series Trustee shall provide to the Collateral Agent). Upon receipt of such confirmation, the Series Trustee shall increase the principal amount of a Global Note held by the Series Trustee in an amount equal to the Reduced Principal Amount by an endorsement made by the Series Trustee on such Global Note to reflect such increase. In the event that a Series A-1 Note is transferred to the

Collateral Agent pursuant to Section 3.14 of the Purchase Contract and Pledge Agreement (a “Subjected Note”) in connection with the re-creation of Corporate Units, such transfer shall be evidenced by an endorsement by the Collateral Agent on the Pledged Note held by the Collateral Agent reflecting an increase in the principal amount of such Pledged Note equal in amount (the “Increased Principal Amount”) to the principal amount of such Subjected Note. The Collateral Agent shall confirm any such Increased Principal Amount by telecopying or otherwise delivering a photocopy of such endorsement made on the Pledged Note evidencing such Increased Principal Amount to the Series Trustee at the telecopier number or address of the Series Trustee provided for notices to the Series Trustee in SECTION 11.6 (or at such other telecopier or address as the Series Trustee shall provide to the Collateral Agent). Upon receipt of such confirmation, the Series Trustee shall decrease the principal amount of the Global Note held by the Series Trustee in an amount equal to the Increased Principal Amount by an endorsement made by the Series Trustee on such Global Note to reflect such decrease.

2.10 No Additional Amounts. The Company will not pay any additional amounts to any Holder who is not a United States person in respect of any tax, assessment or governmental charge.

2.11 Acceleration; Rescission. If an Event of Default for the Series A-1 Notes shall have occurred and be continuing, unless the principal of the Series A-1 Notes shall have already become due and payable, either the Series Trustee or the Holders of at least 25% in aggregate principal amount of the Series A-1 Notes then outstanding (determined as provided in Section 8.4 of the Base Indenture) may declare the entire principal amount of the Series A-1 Notes to be due and payable immediately, and upon such declaration the same shall become due and payable.

The foregoing provisions, however, are subject to the condition that if, at any time after the principal amount of the Series A-1 Notes shall have been so declared due and payable, and before any judgment or decree for the payment of moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Series Trustee a sum sufficient to pay all matured installments of interest upon all the Series A-1 Notes and the principal of all Series A-1 Notes which shall have become due otherwise than by declaration (with interest on overdue installments of interest to the extent permitted by law and on such principal at the rate or rates of interest borne by, or prescribed therefor in, the Series A-1 Notes to the date of such payment or deposit) and the amounts payable to the Series Trustee under Section 7.6 of the Base Indenture, and any and all defaults under the Indenture with respect to Series A-1 Notes, other than the nonpayment of principal of and any accrued interest on Series A-1 Notes which shall have become due by declaration, shall have been cured, remedied or waived as provided in SECTION 2.12 below, then and in every such case the holders of a majority in principal amount of the Series A-1 Notes then outstanding (determined as provided in Section 8.4 of the Base Indenture) and as to which such Event of Default has occurred by written notice to the Company and to the Series Trustee, may rescind and annul such declaration and its consequences.

The two paragraphs immediately following clause (e) of Section 6.1 of the Base Indenture shall not apply to the Series A-1 Notes, and any reference in the Base Indenture to such provision shall, for purposes of the Series A-1 Notes, be deemed to refer instead to the applicable provision of this SECTION 2.11.

2.12 Waiver of Defaults. The Holders of at least a majority in principal amount of the Series A-1 Notes, at the time outstanding (determined as provided in Section 8.4 of the Base Indenture) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Series Trustee, or exercising any trust or power conferred on the Series Trustee under the Indenture with respect to the Series A-1 Notes; provided, however, that, subject to Section 7.1 of the Base Indenture, the Series Trustee shall have the right to decline to follow any such direction if the Series Trustee being advised by Opinion of Counsel determines that the action so directed may not lawfully be taken, or if the Series Trustee in good faith shall, by a Responsible Officer or Officers of the Series Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Holders of the Series A-1 Notes not parties to such direction; and provided, further, that nothing in the Indenture shall impair the right of the Series Trustee to take any action deemed proper by the Series Trustee and which is not inconsistent with such direction by the Holders of the Series A-1 Notes. The Holders of at least a majority in principal amount of the Series A-1 Notes at the time outstanding (determined as provided in Section 8.4 of the Base Indenture), may waive any past default under the Indenture with respect to the Series A-1 Notes, except a default in the payment of the principal of or interest on any of the Series A-1 Notes or in respect of a covenant or provision of the Indenture which under Article X of the Base Indenture (as amended hereby) cannot be modified or amended without the consent of the Holder of each Series A-1 Note so affected. Upon any such waiver, such default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. Any such waiver shall be deemed to be on behalf of the Holders of all the Series A-1 Notes.

Section 6.6 of the Base Indenture shall not apply to the Series A-1 Notes, and any reference in the Base Indenture to such provision shall, for purposes of the Series A-1 Notes, be deemed to refer instead to the applicable provision in this SECTION 2.12; provided, however, the rights and protections of the Trustee under the Base Indenture shall apply to this Section 2.12 as if it were a part of the Base Indenture.

2.13 Waiver of Covenants. The Company may omit in any particular instance to comply with any covenant or condition specifically contained in the Indenture for the benefit of the Series A-1 Notes, if before the time for such compliance the Holders of a majority in principal amount of the Series A-1 Notes at the time outstanding (determined as provided in Section 8.4 of the Base Indenture) shall waive such compliance in such instance, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Series Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 4.7 of the Base Indenture shall not apply to the Series A-1 Notes, and any reference in the Base Indenture to such provision shall, for purposes of the Series A-1 Notes, be deemed to refer instead to the applicable provision in this SECTION 2.13.

2.14 Conveyance by Lease. Notwithstanding anything to the contrary in Section 11.2 of the Base Indenture, the Company shall not be discharged from its obligations and covenants (with respect to the Series A-1 Notes) under the Indenture or the Series A-1 Notes, and may not be dissolved or liquidated, in connection with any conveyance by the Company of all or substantially all of its assets to any other Person by way of a lease.

2.15 Ranking; Subordination. For the avoidance of doubt, the Series A-1 Notes shall rank on a parity with all Securities of other series issued under the Base Indenture, as well as the CAP Obligations. Section 14.9 of the Base Indenture shall be deemed amended, solely for purposes of the Series A-1 Notes, by inserting the words “beyond any grace period” immediately following the words “In the event and during the continuation of any default” at the beginning thereof.

ARTICLE III

REDEMPTION OF THE SERIES A-1 NOTES

3.1 Optional Redemption by Company in event of Failed Final Remarketing. The Company may redeem the Series A-1 Notes at its option only if there has been a Failed Final Remarketing. In the event of a Failed Final Remarketing, any Series A-1 Notes that remain outstanding after the Purchase Contract Settlement Date will be redeemable on or after August 15, 2019 at the Company’s option, in whole or in part, at any time and from time to time, at a price per Series A-1 Note equal to the Redemption Price, payable on the date of redemption (such date, the “Redemption Date”). If the Company redeems fewer than all of the outstanding Series A-1 Notes, the Series Trustee will select the Series A-1 Notes to be redeemed pursuant to Section 3.2 of the Base Indenture. The Company may at any time irrevocably waive the right to redeem the Series A-1 Notes for any specified period (including the remaining term of the Series A-1 Notes). The Company shall not redeem the Series A-1 Notes if the Series A-1 Notes have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding Series A-1 Notes for all Interest Periods terminating on or prior to the Redemption Date. The Company may block the transfer or exchange of (i) all Series A-1 Notes during a period of 15 days prior to the date on which notice of selection of the Series A-1 Notes for redemption is given, or (ii) any Series A-1 Note being redeemed, except with respect to the unredeemed portion of any Series A-1 Note being redeemed solely in part. Following a Successful Remarketing of the Series A-1 Notes, the Series A-1 Notes will cease to be redeemable at the Company’s option. The third to last paragraph of Section 2.5 of the Base Indenture shall not apply with respect to the Series A-1 Notes.

3.2 Effect of Redemption. Unless the Company defaults in the payment of the Redemption Price, on and after the Redemption Date, once notice of Redemption is given and funds are irrevocably deposited, in each case, in accordance with Sections 3.2 and 3.3 of the Base Indenture, (i) interest shall cease to accrue on the Series A-1 Notes to be redeemed on and after the Redemption Date (unless there is a default in payment of the Redemption Price), (ii) the Series A-1 Notes to be redeemed shall no longer be outstanding and (iii) all rights of the Holders in respect of the Series A-1 Notes to be redeemed shall terminate and lapse (other than the right to receive any amount owed in connection with a Redemption but without interest on such amount).

3.3 Notice of Redemption. Subject to Article III of the Base Indenture, notice of any Redemption pursuant to this Article III will be mailed not less than 20 days and not more than 60 days before the Redemption Date to each Holder of Series A-1 Notes to be redeemed at such Holder’s registered address.

3.4 Amendments to Article III of Base Indenture. Solely for purposes of the Series A-1 Notes, (i) Sections 3.2 and 3.3 of the Base Indenture are hereby deemed amended by removing any reference therein to accrued and unpaid interest to the date fixed for redemption being payable on any Series A-1 Notes upon Redemption (in addition to the applicable redemption price) and (ii) for the avoidance of doubt, the “applicable redemption price” referred to therein shall be the Redemption Price.

ARTICLE IV

OPTION TO DEFER INTEREST PAYMENTS

4.1 Option to Defer Interest Payments.

(a) The Company may elect at one or more times to defer payment of interest on the Series A-1 Notes (such unpaid interest, the “Deferred Interest”) for one or more consecutive Interest Periods; provided that the interest payable on the Purchase Contract Settlement Date or the Maturity Date may not be deferred, and no Interest Payment may be deferred beyond the Purchase Contract Settlement Date, in the case of a Deferral Period that begins prior to the Purchase Contract Settlement Date, or the Maturity Date, in the case of a Deferral Period that begins after the Purchase Contract Settlement Date. Furthermore, in the event of a Successful Remarketing, following the applicable Remarketing Settlement Date, the Company shall have no right to defer the payment of interest on the Series A-1 Notes. If all Deferred Interest has been paid (including compounded interest thereon) and the Company still has the right to defer the payment of interest, the Company may again defer Interest Payments subject to and in accordance with the terms of this SECTION 4.1.

(b) Deferred Interest on the Series A-1 Notes will bear interest at the interest rate applicable to the Series A-1 Notes, and subject to applicable law, such interest will be compounded on each Interest Payment Date to, but excluding, the Interest Payment Date on which such Deferred Interest is paid.

(c) If a Deferral Period is continuing with respect to the Series A-1 Notes or the Company has given notice of a Deferral Period but such Deferral Period has not yet commenced, then until all Deferred Interest (including compounded interest thereon) has been paid, the Company will not:

(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of its Capital Stock; or

(ii) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of its debt securities ranking on a parity with, or ranking junior to, the Series A-1 Notes (including debt securities of other series issued under the Base Indenture); or

(iii) make any guarantee payments on any guarantee of debt securities if the guarantee ranks on a parity with or junior to the Series A-1 Notes.

(d) However, the foregoing provisions of SECTION 4.1(c) shall not prevent or restrict the Company from making:

(i) purchases, redemptions or other acquisitions of its Capital Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its Capital Stock;

(ii) any payment, repayment, redemption, purchase, acquisition or declaration of dividends described in clause (c)(i) above as a result of a reclassification of its Capital Stock, or the exchange or conversion of all or a portion of one class or series of its Capital Stock for another class or series of its Capital Stock;

(iii) the purchase of fractional interests in shares of its Capital Stock pursuant to the conversion or exchange provisions of its Capital Stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;

(iv) dividends or distributions paid or made in its Capital Stock (or rights to acquire its Capital Stock), or repurchases, redemptions or acquisitions of Capital Stock in connection with the issuance or exchange of Capital Stock (or of securities convertible into or exchangeable for shares of its Capital Stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;

(v) redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the payment of interest is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(vi) payments on the Series A-1 Notes, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case ranking on a parity with the Series A-1 Notes, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full; provided that, for the avoidance of doubt, the Company will not be permitted under the Indenture to make interest payments on the Series A-1 Notes in part; or

(vii) any payment of deferred interest or principal on, or repayment, redemption or repurchase of, securities ranking on a parity with or ranking junior to the Series A-1 Notes that, if not made, would cause the Company to breach the terms of the instrument governing such parity or junior securities.

(e) In the event that the Company elects to defer any Interest Payment, the Company shall notify the Series Trustee and the Holders in writing of such election at least one Business Day prior to the Regular Record Date for the Interest Payment Date on which the Company intends to begin a Deferral Period; provided, however, that the Company’s failure to pay the interest owed on a particular Interest Payment Date shall also constitute the commencement of a Deferral Period, unless such interest is paid within five Business Days after such Interest Payment Date, whether or not the Company provides a notice of deferral.

(f) The Company may pay Deferred Interest (including compounded interest thereon) in cash on any scheduled Interest Payment Date occurring on or prior to (i) the Purchase Contract Settlement Date, in the case of a Deferral Period that begins prior to the Purchase Contract Settlement Date, or (ii) the Stated Maturity, in the case of a Deferral Period that begins after the Purchase Contract Settlement Date; provided that in order to end a Deferral Period on any scheduled Interest Payment Date other than the Purchase Contract Settlement Date or the Stated Maturity, the Company must deliver written notice thereof to Holders of the Series A-1 Notes and the Series Trustee on or before the relevant Regular Record Date. Deferred Interest paid on any Interest Payment Date shall be payable to the Person in whose name the Series A-1 Notes are registered at the close of business on the Regular Record Date next preceding such Interest Payment Date.

(g) In the event there is any Deferred Interest outstanding, the Company may not elect to conduct an Optional Remarketing.

(h) Notwithstanding anything to the contrary herein, in connection with any Successful Final Remarketing of the Series A-1 Notes, all accrued and unpaid Deferred Interest (including compounded interest thereon), calculated to, but excluding, the Purchase Contract Settlement Date at the Coupon Rate, shall be paid to the Holders of Series A-1 Notes (whether or not such Series A-1 Notes were remarketed in such Remarketing), as of the applicable Regular Record Date, on the Purchase Contract Settlement Date in cash.

(i) For purposes of the Series A-1 Notes, Section 2.10 of the Base Indenture shall be deemed amended by deleting the remainder of the first sentence following the definition of “Extension Period”.

ARTICLE V

FORM OF SERIES A-1 NOTE

5.1 Form of Series A-1 Note. The Series A-1 Notes and the Series Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form attached hereto as Exhibit A. Following a Successful Remarketing pursuant to ARTICLE IX, the Series A-1 Notes and the Series Trustee’s Certificate of Authentication to be endorsed thereon shall be amended and restated substantially in the form attached hereto as Exhibit B.

ARTICLE VI

ORIGINAL ISSUE OF SERIES A-1 NOTES

6.1 Original Issue of Series A-1 Notes. Series A-1 Notes in the initial aggregate principal amount of $625,000,000 (as increased by an aggregate principal amount equal to the aggregate stated amount of Corporate Units with respect to which the underwriters of the Corporate Units of which the Series A-1 Notes are a part exercise their overallotment option) may be executed by the Company and delivered to the Series Trustee for authentication by it, and the Series Trustee shall thereupon authenticate and deliver said Series A-1 Notes to or upon the written order of the Company, signed by any Officer of the Company, without any further corporate action by the Company.

6.2 Issuance of Amended and Restated Series A-1 Notes following a Successful Remarketing. Series A-1 Notes in the aggregate amount equal to the amount of Series A-1 Notes outstanding at the time of a Successful Remarketing pursuant to ARTICLE IX may be executed by the Company and delivered to the Series Trustee for authentication by it, and the Series Trustee shall thereupon authenticate and deliver said Series A-1 Notes as amended and restated substantially in the form attached hereto as Exhibit B upon the written order of the Company, signed by any Officer of the Company, without any further corporate action by the Company. Upon the delivery of such amended and restated Series A-1 Notes, any Series A-1 Notes then outstanding in the Form of Exhibit A shall be cancelled by the Trustee.

ARTICLE VII

ORIGINAL ISSUE DISCOUNT

7.1 Original Issue Discount. The Company shall file with the Series Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Series A-1 Notes that are outstanding as of the end of the year and (ii) such other specific information relating to such original issue discount as may then be required under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE VIII

MODIFICATION OF INDENTURE

8.1 Modification of Indenture without Consent of Holders of Series A-1 Notes. In addition to subsections (a) through (i) of Section 10.1 of the Base Indenture, without the consent of any Holder of a Series A-1 Note, the Company and the Series Trustee may amend the Series A-1 Notes, the Base Indenture (insofar as it relates to the Series A-1 Notes) and this Eleventh Supplemental Indenture to conform the provisions thereof or hereof to the descriptions thereof or hereof contained in the preliminary prospectus supplement dated August 8, 2016 for the Series A-1 Notes, as supplemented by any free writing prospectus used in connection with the offering of the Equity Units, under the sections entitled “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Remarketable Subordinated Notes.” Notwithstanding anything to the contrary in the Base Indenture, Section 10.1(i) of the Base Indenture will only apply with respect to the Series A-1 Notes following the Purchase Contract Settlement Date.

8.2 Modification of Indenture with Consent of Holders of Series A-1 Notes. With the consent of the Holders of not less than a majority in the principal amount of Series A-1 Notes then outstanding (except as otherwise provided in Section 10.2 of the Base Indenture), the Company, when authorized by a Resolution of the Company, and the Series Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto or to the Base Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or this Eleventh Supplemental Indenture or of modifying in any manner the rights of the Holders of the Series A-1 Notes; provided, however, that, in addition to the restrictions set forth in the proviso contained in Section 10.2 of the Base Indenture (which shall apply to this SECTION 8.2, mutatis mutandis), no supplemental indenture may without the consent of the Holders of each outstanding Series A-1 Note directly affected thereby: (i) modify the Put Right of Holders of the Series A-1 Notes upon a Failed Remarketing in a manner materially adverse to the Holders or, (ii) modify the Remarketing provisions of the Series A-1 Notes in a manner materially adverse to the Holders or (iii) modify SECTION 2.15 hereof in a manner adverse to Holders, it being understood that any modification of the terms of the Series A-1 Notes permitted pursuant to SECTION 9.4 in connection with a Remarketing that is made in accordance with the terms of the Indenture may be made without the consent of any Holders of the Series A-1 Notes. Section 10.2 of the Base Indenture shall not apply with respect to the Series A-1 Notes (other than the proviso therein, which shall apply as set forth in the immediately preceding sentence), and any reference in the Base Indenture to such provision shall, for purposes of the Series A-1 Notes, be deemed to refer instead to the applicable provision in this SECTION 8.2.

ARTICLE IX

REMARKETING

9.1 Remarketing Procedures.

(a) In the case of an Optional Remarketing, unless a Termination Event has occurred prior to the Optional Remarketing Period, or in the case of a Final Remarketing, unless a Successful Optional Remarketing or Termination Event has occurred prior to the Final Remarketing Period, the Company shall engage the Remarketing Agent(s) pursuant to the Remarketing Agreement for the Remarketing of the Series A-1 Notes as set forth under SECTION 9.2. The Company shall, no later than (a) in the case of an Optional Remarketing, five Business Days prior to the first day of the Optional Remarketing Period or (b) in the case of a Final Remarketing, seven days prior to the first day of the Final Remarketing Period, request that the Depository or its nominee notify the Beneficial Owners or Depository Participants holding Separate Notes, Corporate Units and Treasury Units, and shall provide a copy of such request to the Collateral Agent and the Purchase Contract Agent, in the case of an Optional Remarketing, of the Company’s intent to attempt an Optional Remarketing in the Applicable Remarketing Period, and in all cases, of the proposed Remarketing Dates and the procedures to be followed in each Remarketing, including the procedures to be followed by Holders of Separate Notes to participate in a Remarketing, the applicable procedures for Holders of Corporate Units to create Treasury Units or Holders of Treasury Units to recreate Corporate Units, as the case may be, the applicable procedures for Holders of Corporate Units to effect an Early Settlement and, in the case of a Final Remarketing, applicable procedures to effect a Cash Settlement and the applicable procedures that must be followed by a Holder of Separate Notes if such Holder wishes to exercise its Put Right or by a Holder of Corporate Units if such Holder elects not to exercise its Put Right.

(b) At any time after notice is given by the Company in accordance with SECTION 9.1(a), other than during a Blackout Period, each Holder of Separate Notes may elect to have Separate Notes held by such Holder remarketed in the applicable Remarketing for which notice was given. A Holder making such an election must notify the Custodial Agent and deliver such Separate Notes to the Custodial Agent in accordance with the provisions set forth in the Purchase Contract and Pledge Agreement. Any such notice and delivery may not be conditioned upon the level at which the Reset Rate is established in the Remarketing. Any such notice and delivery may be withdrawn, other than during a Blackout Period, by notifying the Custodial Agent on or prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the first day of the Applicable Remarketing Period in accordance with the Purchase Contract and Pledge Agreement. Any such notice and delivery not withdrawn in accordance with the immediately preceding sentence will be irrevocable with respect to each Remarketing to occur during the Applicable Remarketing Period. Pursuant to Section 5.02 of the Purchase Contract and Pledge Agreement, by 4:00 p.m., New York City time on the Business Day immediately preceding the first day of the Applicable Remarketing Period, the Custodial Agent, based on the notices and deliveries received by it prior to such time, shall notify the Remarketing Agent of the aggregate principal amount of Separate Notes surrendered for Remarketing. Pursuant and subject to Section 5.02 of the Purchase Contract and Pledge Agreement, Series A-1 Notes that underlie Applicable Ownership Interests in Notes included in Corporate Units will be deemed surrendered for Remarketing (unless in the case of a final Remarketing, the Holder thereof has duly notified the Purchase Contract Agent of its intent to effect a Cash Settlement and timely paid the Purchase Price) and will be remarketed in accordance with the terms of the Remarketing Agreement and the Purchase Contract and Pledge Agreement.

(c) The right of each Holder of Remarketed Notes to have such Series A-1 Notes remarketed on any Remarketing Date and sold on any Optional Remarketing Date or Final Remarketing Date, as the case may be, shall be subject to the conditions that (i)(A) the Remarketing Agent conducts any Optional Remarketing or (i)(B) in the case of a Final Remarketing, that no Successful Optional Remarketing has occurred pursuant to the terms of the Remarketing Agreement and the Purchase Contract and Pledge Agreement, (ii) a Termination Event has not occurred prior to the Optional Remarketing Date or Final Remarketing Date, as the case may be, (iii) the Remarketing Agent(s) are able to find a purchaser or purchasers for Remarketed Notes at the Remarketing Price based on the Reset Rate and (iv) each condition precedent to settlement of the Remarketed Notes set forth in the Remarketing Agreement is satisfied or waived.

(d) Neither the Series Trustee, the Company, nor the Remarketing Agent(s) shall be obligated in any case to provide funds to make payment upon surrender of Series A-1 Notes for remarketing.

9.2 Remarketing.

(a) Unless a Termination Event has occurred prior to such date, if the Company elects to conduct an Optional Remarketing during an Optional Remarketing Period selected by the Company pursuant to the Purchase Contract and Pledge Agreement, the Remarketing Agent shall use its commercially reasonable efforts to remarket the Remarketed Notes at the applicable Remarketing Price as provided in the Remarketing Agreement.

(b) In the case there is no Successful Optional Remarketing during the Optional Remarketing Period, either because the Remarketing Agent is unable to remarket the Series A-1 Notes at the applicable Remarketing Price or because a condition precedent to the Remarketing has not been satisfied, and unless a Termination Event has occurred prior to such date, during the Final Remarketing Period, the Remarketing Agent shall use its commercially reasonable efforts to remarket the Remarketed Notes at the applicable Remarketing Price as provided in the Remarketing Agreement. The Remarketing on any Remarketing Date will be considered successful if the resulting proceeds are at least equal to the applicable Remarketing Price. The Company has the right to postpone any Optional Remarketing for any reason in its sole and absolute discretion. The Company has the right to postpone the Final Remarketing in its sole and absolute discretion on any day prior to the last three Business Days of the Final Remarketing Period.

9.3 Reset Rate.

(a) In connection with each Remarketing, in order to remarket the Series A-1 Notes, the Remarketing Agent, in consultation with the Company, may reset the interest rate on the Series A-1 Notes either upward or downward, as provided in the Remarketing Agreement, the new interest rate being referred to herein as the “Reset Rate.”

(b) Anything herein to the contrary notwithstanding, no Reset Rate shall in any event exceed the maximum rate permitted by applicable law.

(c) In the event of a Successful Remarketing, the interest rate for the Series A-1 Notes shall be reset on the Remarketing Settlement Date to the applicable Reset Rate as determined by the Remarketing Agent, in consultation with the Company, under the Remarketing Agreement, and the Company shall (1) notify the Series Trustee by an Officers’ Certificate delivered to the Series Trustee and (2) request the Depository to notify its Depository Participants holding Series A-1 Notes, in each case, of the Reset Rate no later than 9:00 a.m. New York time on the Business Day following the date of the Successful Remarketing. Upon a Successful Remarketing, the Reset Rate shall apply to all outstanding Series A-1 Notes, whether or not the Holders of all outstanding Series A-1 Notes participated in such Remarketing.

(d) If a reset of the interest rate on the Series A-1 Notes occurs pursuant to a Successful Optional Remarketing, the Reset Rate of the Series A-1 Notes shall be the interest rate determined by the Remarketing Agent(s), in consultation with the Company, pursuant to the Remarketing Agreement, as the interest rate the Series A-1 Notes should bear in order for the Remarketing proceeds to equal at least 100% of the sum of the Treasury Portfolio Purchase Price and the Separate Notes Purchase Price (if any).

(e) If a reset of the interest rate on the Series A-1 Notes occurs pursuant to a Successful Final Remarketing, the Reset Rate shall be the interest rate determined by the Remarketing Agent(s), in consultation with the Company, pursuant to the Remarketing Agreement, as the rate the Series A-1 Notes should bear in order for the Remarketing proceeds to equal at least 100% of the aggregate principal amount of Series A-1 Notes to be remarketed.

(f) In the event of a Successful Remarketing, on and after the Remarketing Settlement Date the Series A-1 Notes shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Reset Rate.

(g) In the event of a Failed Final Remarketing, or if no Applicable Ownership Interests in Notes are included in Corporate Units (or the Holder of each such Corporate Unit has duly notified the Purchase Contract Agent of its intent to effect a Cash Settlement and timely paid the Purchase Price) and none of the Holders of the Separate Notes elect to have their Series A-1 Notes remarketed in any Remarketing, the applicable interest rate on the Series A-1 Notes will not be reset and will continue to be the Coupon Rate.

(h) If there is a Failed Remarketing, the Company shall cause a notice of the unsuccessful Remarketing to be published not later than 9:00 a.m., New York City time on the Business Day following the Applicable Remarketing Period. This notice shall be validly published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.

9.4 Modification of Terms in Connection with a Successful Remarketing.

Following any Successful Remarketing of the Series A-1 Notes:

(a) the interest rate on the Series A-1 Notes may be reset, pursuant to SECTION 9.3;

(b) interest will be payable on the Series A-1 Notes semi-annually, on February 15 and August 15 of each year;

(c) the Series A-1 Notes will cease to be redeemable at the Company’s option, and the provisions under ARTICLE III and Article III of the Base Indenture will no longer apply to the Series A-1 Notes; and

(d) the Company will cease to have the ability to defer interest payments on the Series A-1 Notes, and the provisions under ARTICLE IV will no longer apply to the Series A-1 Notes.

9.5 Put Right.

(a) If there has not been a Successful Remarketing on or prior to the last day of the Final Remarketing Period, Holders of Series A-1 Notes will, subject to this SECTION 9.5, have the right (the “Put Right”) to require the Company to purchase such Series A-1 Notes for cash on the Purchase Contract Settlement Date, at a price per Series A-1 Note to be purchased equal to the principal amount of the applicable Series A-1 Note (the “Put Price”).

(b) The Put Right of a Holder of a Separate Note shall only be exercisable upon delivery of a notice substantially in the form attached as Exhibit C hereto (or, in the case of Global Notes, in accordance with applicable procedures of the Depository), together with such Holder’s Separate Notes, to the Series Trustee by such Holder at or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date. Such Put Right for a Holder of a Separate Note may be exercised with respect to all or a portion of such Holder’s Separate Notes (so long as such portion is an integral multiple of $1,000 principal amount). Prior to the Purchase Contract Settlement Date, the Company shall deposit with the Series Trustee immediately available funds in an amount sufficient to pay, on the Purchase Contract Settlement Date, the aggregate Put Price of all Separate Notes with respect to which a Holder has exercised a Put Right. In exchange for any Separate Notes surrendered pursuant to the Put Right, the Series Trustee shall then distribute such amount to the Holders of such Separate Notes.

(c) If there has not been a Successful Remarketing on or prior to the last day of the Final Remarketing Period, the Put Right of Holders with respect to Series A-1 Notes relating to Applicable Ownership Interests in Notes included in Corporate Units will be deemed to be automatically exercised in accordance with Section 5.02(b) of the Purchase Contract and Pledge Agreement (unless any such Holder has duly notified the Purchase Contract Agent of its intent to effect a Cash Settlement and timely paid the Purchase Price).

(d) Series A-1 Notes purchased pursuant to the Put Right shall be cancelled by the Series Trustee.

ARTICLE X

TAX TREATMENT

10.1 Tax Treatment. The Company agrees, and by acceptance of a Corporate Unit or a Separate Note, each Holder (or beneficial owner) will be deemed to have agreed for U.S. federal, state and local income tax purposes (unless otherwise required by any taxing authority) (a) to treat each beneficial owner of a Corporate Unit as the owner of each of the applicable stock purchase contract and the applicable interests in the Collateral, including the Series A-1 Notes underlying the Applicable Ownership Interest in Notes constituting a part of such Corporate Unit, (b) to treat the Series A-1 Notes as indebtedness, (c) with respect to Holders who purchase Corporate Units upon issuance, to allocate, as of the Original Issue Date, 50% of a Holder’s purchase price for a Corporate Unit to the portion of the Applicable Ownership Interests in Notes comprising of the Series A-1 Notes and 0% to each Purchase Contract, which will establish each Holder’s initial tax basis in each Purchase Contract as $0 and each Holder’s initial tax basis in each 1/40 undivided beneficial ownership interest in $1,000 principal amount of Series A-1 Notes that comprise a part of each Applicable Ownership Interest in Notes as $25, and (d) in all events, not to take any position for U.S. federal, state or local income tax purposes that is inconsistent with or contrary to the above covenants.

ARTICLE XI

THE SERIES TRUSTEE

11.1 Appointment of Series Trustee. Pursuant to the Base Indenture and pursuant to this Eleventh Supplemental Indenture, the Company hereby appoints the Series Trustee as Trustee under the Base Indenture with respect to the Series A-1 Notes, and by execution hereof the Series Trustee accepts such appointment. Pursuant to the Base Indenture, all the rights, powers, trusts and duties of the Original Trustee under the Base Indenture shall be vested in the Series Trustee with respect to the Series A-1 Notes, there shall continue to be vested in the Original Trustee all of its rights, powers, trusts and duties as Trustee under the Base Indenture with respect to all of the series of Securities as to which it has served and continues to serve as Trustee, and the Original Trustee shall have no rights, powers, trusts and duties with respect to the Series A-1 Notes.

11.2 Eligibility of Series Trustee. The Series Trustee hereby represents that it is qualified and eligible under Section 7.9 of the Base Indenture and the provisions of the Trust Indenture Act to accept its appointment as Trustee with respect to the Series A-1 Notes under the Base Indenture and hereby accepts the appointment as such Trustee.

11.3 Security Registrar and Paying Agent. Pursuant to the Base Indenture, the Company hereby appoints Deutsche Bank Trust Company Americas as registrar and “Paying Agent” with respect to the Series A-1 Notes.

11.4 Concerning the Trustees. Neither the Original Trustee nor the Series Trustee assumes any duties, responsibilities or liabilities by reason of this Eleventh Supplemental Indenture other than as set forth in the Base Indenture or (with respect to the Series Trustee) as expressly set forth herein and, in carrying out its responsibilities hereunder, each shall have all of the rights, powers, privileges, protections, duties and immunities which it possesses under the Base Indenture. The Original Trustee and the Series Trustee shall not constitute co-trustees of the same trust, and each of the Original Trustee and the Series Trustee shall be trustee of a trust or trusts under the Base Indenture separate and apart from any trust or trusts under the Base Indenture administered by the other trustee. The Original Trustee shall have no liability for any acts or omissions of the Series Trustee and the Series Trustee shall have no liability for any acts or omissions of the Original Trustee.

References in this Eleventh Supplemental Indenture to sections of the Base Indenture that require or permit actions by the Original Trustee with respect to Securities of the series established hereby shall be deemed to require or permit actions only by the Series Trustee and the Original Trustee shall have no responsibility therefor.

11.5 Patriot Act Requirements of Series Trustee. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable AML Law”), the Series Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Series Trustee. Accordingly, the Company agrees to provide to the Series Trustee, upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Series Trustee to comply with Applicable AML Law.

11.6 Notice upon Series Trustee. Any notice, direction, request, demand, consent or waiver by the Company or any Holder to or upon the Series Trustee, registrar or Paying Agent for the Series A-1 Notes shall be deemed to have been sufficiently given, made or filed, for all purposes, if given, made or filed in writing at the Corporate Trust Office of the Series Trustee.

ARTICLE XII

MISCELLANEOUS

12.1 Ratification of Indenture; Eleventh Supplemental Indenture Controls. The Base Indenture, as supplemented and (solely for purposes of the Series A-1 Notes) amended by this Eleventh Supplemental Indenture, is in all respects ratified and confirmed, and this Eleventh Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Eleventh Supplemental Indenture shall supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

12.2 Recitals. The recitals herein contained are made by the Company only and not by the Original Trustee or the Series Trustee, and neither the Original Trustee nor the Series Trustee assumes any responsibility for the correctness thereof. Neither the Original Trustee nor the Series Trustee makes any representation as to the validity or sufficiency of this Eleventh Supplemental Indenture. All of the provisions contained in the Base Indenture in respect of the rights, powers, privileges, protections, duties and immunities of the Original Trustee shall be applicable, but only to the Series Trustee in respect of the Series A-1 Notes and of this Eleventh Supplemental Indenture (to the extent relating to the Series A-1 Notes) as fully and with like effect as if set forth herein in full.

12.3 Governing Law. This Eleventh Supplemental Indenture and each Series A-1 Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to the conflicts of law principles thereof.

12.4 Separability. In case any one or more of the provisions contained in this Eleventh Supplemental Indenture or in the Series A-1 Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Eleventh Supplemental Indenture or of the Series A-1 Notes, but this Eleventh Supplemental Indenture and the Series A-1 Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

12.5 Counterparts. This Eleventh Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Eleventh Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Eleventh Supplemental Indenture as to the parties hereto and may be used in lieu of the original Eleventh Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Supplemental Indenture to be duly executed as of the date first above written.

DOMINION RESOURCES, INC.

By:	/s/ Mark F. McGettrick
	Name:	Mark F. McGettrick
	Title:	Executive Vice President and Chief
Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Series Trustee

By: Deutsche Bank National Trust Company

By:	/s/ Robert S. Peschler
Name: Robert S. Peschler
Title: Vice President

By:	/s/ Annie Jaghatspanyan
Name: Annie Jaghatspanyan
Title: Vice President

EXHIBIT A

FORM OF

2016 SERIES A-1 2.0% REMARKETABLE SUBORDINATED NOTE

DUE 2021

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR SERIES A-1 NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]*

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO [CEDE & CO.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN.]*

THE NOTES EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN DENOMINATIONS OF $1,000 AND ANY GREATER INTEGRAL MULTIPLE OF $1,000, EXCEPT AS PROVIDED IN THE ELEVENTH SUPPLEMENTAL INDENTURE. ANY ATTEMPTED TRANSFER, SALE OR OTHER DISPOSITION OF NOTES IN A DENOMINATION OF NOTES IN A DENOMINATION OF LESS THAN $1,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER EXCEPT AS PROVIDED IN THE ELEVENTH SUPPLEMENTAL INDENTURE. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NOTES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PAYMENTS IN RESPECT OF SUCH NOTES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NOTES.

*	Insert in Global Notes.

DOMINION RESOURCES, INC.

[Up to]* $[                    ]

2016 SERIES A-1 2.0% REMARKETABLE SUBORDINATED NOTE DUE 2021

Dated: [            ] [            ], 20[    ]

NUMBER [ ]	[CUSIP NO: 25746U CL1]**

Registered Holder:	[ISIN NO: US25746UCL17]**

DOMINION RESOURCES, INC., a corporation duly organized and existing under the laws of the Commonwealth of Virginia (herein referred to as the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Holder named above, the principal sum [of                     Dollars]*** [specified in the Schedule of Increases or Decreases in Notes annexed hereto]* on August 15, 2021 (the “Stated Maturity”), and to pay (subject to deferral as set forth herein) interest thereon at the rate of 2.0% per annum, such interest to accrue from August 15, 2016 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, subject to any reset of such interest rate in connection with a Successful Remarketing, as described below. Subject to the Company’s right to defer interest payments as set forth in the Eleventh Supplemental Indenture (as defined on the reverse hereof) and to changes in the interest payment dates as set forth in the Eleventh Supplemental Indenture in connection with a Successful Remarketing, interest is payable quarterly in arrears on each February 15, May 15, August 15 and November 15, commencing on November 15, 2016 (the “Interest Payment Dates”), until the principal thereof is paid or made available for payment. On and after the Purchase Contract Settlement Date or, if earlier, the Optional Remarketing Settlement Date, interest on this Note will be payable at the relevant Reset Rate or, if the interest rate has not been reset, at the Coupon Rate of 2.0% per year. The Reset Rate, if any, shall be established pursuant to the terms of the Indenture and the Remarketing Agreement. If Interest Payments are deferred or otherwise not paid, they will accrue and compound on each Interest Payment Date until paid at the annual rate of 2.0% per annum, to the extent permitted by applicable law.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed per 30-day month. The interest so payable on an

*	Insert in Global Notes and Series A-1 Notes included in Corporate Units in global form.
**	Insert in Global Notes.
***	Insert in Notes other than (i) Global Notes and (ii) Series A-1 Notes included in Corporate Units in global form.

Interest Payment Date will be paid to the Person in whose name this Note is registered, at the close of business on the Regular Record Date next preceding such Interest Payment Date; provided that interest payable at Stated Maturity will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for, and that is not deferred as described below, will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid (i) to the Person in whose name this Note (or any Series A-1 Note issued upon registration of transfer or exchange thereof) is registered at the close of business on the record date for the payment of such defaulted interest established in accordance with Section 2.3 of the Base Indenture or (ii) at any time in any other lawful manner not inconsistent with the requirements of the securities exchange, if any, on which the Series A-1 Notes may be listed, and upon such notice as may be required by such exchange. The “Regular Record Date” with respect to any Interest Payment Date for the Notes, will be the first day of the calendar month in which the applicable Interest Payment Date falls (or, if such day is not a Business Day, the next preceding Business Day); provided that if any of the Series A-1 Notes or the related Corporate Units are held by a securities depository in book-entry form, the Regular Record Date for such Series A-1 Notes will be the close of business on the Business Day immediately preceding the applicable Interest Payment Date.

If an Interest Payment Date, Redemption Date or the Stated Maturity of the Series A-1 Notes or the date (if any) on which the Company is required to purchase the Series A-1 Notes falls on a day that is not a Business Day, the applicable payment will be made on the next succeeding Business Day, and no interest shall accrue or be paid in respect of such delay.

This Note may be presented for payment of principal and interest at the office of the Paying Agent, in the Borough of Manhattan, City and State of New York; provided, however, that payment of interest will be made by the Company (i) by check mailed to such address of the person entitled thereto as the address shall appear on the Register of the Notes or (ii) if such Person so requests and designates an account in writing to the Series Trustee at least five Business Days prior to the relevant Interest Payment Date, by wire transfer to such account. Payment of the principal and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

The indebtedness of the Company evidenced by this Note, including the principal hereof and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company’s obligations to Holders of Priority Indebtedness of the Company and each Holder of this Note, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Note shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Series Trustee under the Indenture.

IN WITNESS WHEREOF, DOMINION RESOURCES, INC. has caused this instrument to be duly executed.

DOMINION RESOURCES, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Series Trustee

By: Deutsche Bank National Trust Company

By:
Authorized Signatory

Dated:

REVERSE OF NOTE

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series pursuant to the Junior Subordinated Indenture II, dated as of June 1, 2006, as heretofore supplemented and amended, between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.) (herein called the “Original Trustee”), as supplemented and amended by the Third Supplemental and Amending Indenture dated as of June 1, 2009 (as so amended, the “Base Indenture”), by and among the Company, the Original Trustee and Deutsche Bank Trust Company Americas, as Series Trustee, as further supplemented by an Eleventh Supplemental Indenture dated as of August 1, 2016 by and between the Company and Deutsche Bank Trust Company Americas, as Trustee of the series of Securities established thereby (herein called the “Series Trustee,” which term includes any successor series trustee for the Series A-1 Notes under the Indenture) (the “Eleventh Supplemental Indenture” and together with the Base Indenture, as it may be hereafter supplemented or amended from time to time, the “Indenture”). Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Original Trustee, the Series Trustee and the Holders (the word “Holder” or “Holders” meaning the registered holder or registered holders) of the Notes. This Security is one of the series designated on the face hereof (the “Series A-1 Notes”) which is limited in aggregate principal amount to $625,000,000 (as increased by an aggregate principal amount equal to the aggregate stated amount of Corporate Units with respect to which the underwriters of the Corporate Units of which the Series A-1 Notes are a part exercise their overallotment option).

Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Indenture.

As provided in and subject to the provisions in the Indenture, if there has been a Failed Final Remarketing, the Company may, at its option, redeem the Series A-1 Notes, in whole or in part, from time to time on or after August 15, 2019, at a price equal to the Redemption Price, in accordance with Article III of the Base Indenture and Article III of the Eleventh Supplemental Indenture.

The Series A-1 Notes shall be remarketed as provided in the Eleventh Supplemental Indenture. In connection with a Successful Remarketing, the Remarketing Agent, in consultation with the Company, may reset the interest rate. Following any Successful Remarketing of the Series A-1 Notes, the interest will be payable semi-annually, on February 15 and August 15 of each year, the Series A-1 Notes will cease to be redeemable at the Company’s option and the Company will cease to have the ability to defer interest payments on the Series A-1 Notes.

Pursuant to the Eleventh Supplemental Indenture, if there has not been a Successful Remarketing prior to the end of the Final Remarketing Period, Holders of the Series A-1 Notes will have the right to require the Company to purchase such Series A-1 Notes for cash on the Purchase Contract Settlement Date at a price per Series A-1 Note to be purchased equal to the principal amount of the applicable Series A-1 Note.

The Series A-1 Notes are not subject to the operation of any sinking fund and, except as set forth in the Eleventh Supplemental Indenture, are not repayable at the option of a Holder thereof prior to the Stated Maturity.

In the case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Series A-1 Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The provisions of Section 12.5 of the Base Indenture shall not apply to the Series A-1 Notes.

The Company will not pay any additional amounts to any Holder who is not a United States person in respect of any tax, assessment or governmental charge.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Series A-1 Notes by the Company and the Series Trustee with the consent of the Holders of not less than a majority in principal amount of the Series A-1 Notes outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Series A-1 Notes at the time outstanding, on behalf of the Holders of all outstanding Series A-1 Notes, to waive compliance by the Company with certain provisions of the Indenture, and contains provisions permitting the Holders of specified percentages in principal amount in certain instances of the outstanding Series A-1 Notes, to waive on behalf of all of the Holders of Series A-1 Notes, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Series A-1 Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, no Holder of Series A-1 Notes shall have any right by virtue or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Series Trustee written notice of an Event of Default and of the continuance thereof, as provided in the Indenture, and unless also the Holders of not less than a majority in principal amount of all the Securities at the time outstanding (considered as one class) shall have made written request upon the Series Trustee to institute such action, suit or proceeding in its own name as Series Trustee under the Indenture and shall have offered to the Series Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Series Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Series Trustee pursuant to Section 6.6 of the Base Indenture; it being understood and intended, and being expressly covenanted by the taker and Holder of every Series A-1 Note with every other taker and Holder and the Series Trustee, that no one or more Holders of Series A-1 Notes shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the Holders of any other of such Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner therein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of Section 6.4 of the Base Indenture, each and every Securityholder and the Series Trustee shall be entitled to such relief as can be given either at law or in equity.

Nothing contained in the Indenture is intended to or shall impair, as between the Company and the Holders of the Series A-1 Notes, the obligation of the Company, which is absolute and unconditional, to pay to such Holders the principal of and interest on such Series A-1 Notes when, where and as the same shall become due and payable, all in accordance with the terms of the Series A-1 Notes, or is intended to or shall affect the relative rights of such Holders and creditors of the Company other than the holders of the Priority Indebtedness of the Company, nor shall anything herein or therein prevent the Series Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under Article XIV of the Base Indenture of the holders of Priority Indebtedness of the Company in respect of cash, property, or securities of the Company received upon the exercise of any such remedy.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Register of the Series A-1 Notes upon surrender of this Note for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Series A-1 Note or Notes of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor.

No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Pursuant to the Eleventh Supplemental Indenture, Series A-1 Notes comprising a part of Applicable Ownership Interests in Notes that are no longer a component of the Corporate Units and are released from the Collateral Account will be initially issued as Global Notes. Except upon recreation of Corporate Units and except as otherwise provided in the Indenture, Series A-1 Notes represented by Global Notes will not be exchangeable for, and will not otherwise be issuable as, Series A-1 Notes in certificated form. Unless and until such Global Notes are exchanged for Series A-1 Notes in certificated form, Global Notes may be transferred, in whole but not in part, and any payments on the Series A-1 Notes shall be made, only to the Depository or a nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.

By acceptance of this Note or a beneficial interest in this Note, each Holder hereof and any Person acquiring a beneficial interest herein, for United States federal, state and local tax purposes, agrees to treat this Note as indebtedness and to take other positions for such tax purposes as set forth in the Eleventh Supplemental Indenture.

Prior to due presentment for registration of transfer of this Note, the Company, the Series Trustee, and any agent of the Company or the Series Trustee may deem and treat the person in whose name this Note shall be registered upon the Register of the Notes of this series as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest due hereon and for all other purposes; and neither the Company nor the Series Trustee nor any such agent shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

This Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by, and construed in accordance with, the laws of said State.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

.

(please insert Social Security or other identifying number of assignee)

.

.

.

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

.

.

.

.

.

.

agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:                          ,

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

SCHEDULE OF INCREASES OR DECREASES IN THIS NOTE

The initial principal amount of this Note is: $

Changes to Principal Amount of [Global] Note

Date	Principal Amount by which this Note is to be Decreased or Increased and the Reason for the Decrease or Increase	Remaining Principal Amount of this Note	Signature of Authorized Signatory of Series Trustee

EXHIBIT B

FORM OF

[            ]% JUNIOR SUBORDINATED NOTE DUE 2021

(formerly designated a 2016 Series A-1 2.0% Remarketable Subordinated Note due 2021)

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR JUNIOR SUBORDINATED NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]*

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO [CEDE & CO.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN.]*

THE NOTES EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN DENOMINATIONS OF $1,000 AND ANY GREATER INTEGRAL MULTIPLE OF $1,000. ANY ATTEMPTED TRANSFER, SALE OR OTHER DISPOSITION OF NOTES IN A DENOMINATION OF NOTES IN A DENOMINATION OF LESS THAN $1,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NOTES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PAYMENTS IN RESPECT OF SUCH NOTES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NOTES.

*	Insert in Global Notes.

DOMINION RESOURCES, INC.

[Up to]1 $[                    ]

[            ]% JUNIOR SUBORDINATED NOTE DUE 2021

(formerly designated a 2016 Series A-1 2.0% Remarketable Subordinated Note due 2021)

Dated: [            ] [            ], 20[    ]

NUMBER [ ]	[CUSIP NO: [ ]]*

Registered Holder: Cede & Co.	[ISIN NO: [ ]]*

DOMINION RESOURCES, INC., a corporation duly organized and existing under the laws of the Commonwealth of Virginia (herein referred to as the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Holder named above, the principal sum [of                     Dollars] ** [specified in the Schedule of Increases or Decreases in Notes annexed hereto]* on August 15, 2021 (the “Stated Maturity”), and to pay (subject to deferral as set forth herein) interest thereon at the rate of [            ]% per annum, such interest to accrue from [            ] [     ], 2019 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest is payable semi-annually in arrears on each February 15 and August 15, commencing on [            ] [     ], 2019 (the “Interest Payment Dates”), until the principal thereof is paid or made available for payment, provided that any principal, and any such installment of interest, that is overdue shall bear interest at the rate of [            ]% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed per 30-day month. The interest so payable on an Interest Payment Date will be paid to the Person in whose name this Note is registered, at the close of business on the Regular Record Date next preceding such Interest Payment Date; provided that interest payable at Stated Maturity will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease

[1]	Insert in Global Notes
**	Insert in Junior Subordinated Notes other than Global Notes.

to be payable to the Holder on such Regular Record Date and may either be paid (i) to the Person in whose name this Note (or any Junior Subordinated Note issued upon registration of transfer or exchange thereof) is registered at the close of business on the record date for the payment of such defaulted interest established in accordance with Section 2.3 of the Base Indenture or (ii) at any time in any other lawful manner not inconsistent with the requirements of the securities exchange, if any, on which the Junior Subordinated Notes may be listed, and upon such notice as may be required by such exchange. The “Regular Record Date” with respect to any Interest Payment Date for the Notes, will be the first day of the calendar month in which the applicable Interest Payment Date falls (or, if such day is not a Business Day, the next preceding Business Day); provided that if any of the Junior Subordinated Notes are held by a securities depository in book-entry form, the Regular Record Date for such Junior Subordinated Notes will be the close of business on the Business Day immediately preceding the applicable Interest Payment Date.

If an Interest Payment Date or the Stated Maturity of the Junior Subordinated Notes falls on a day that is not a Business Day, the applicable payment will be made on the next succeeding Business Day, and no interest shall accrue or be paid in respect of such delay.

This Note may be presented for payment of principal and interest at the office of the Paying Agent, in the Borough of Manhattan, City and State of New York; provided, however, that payment of interest will be made by the Company (i) by check mailed to such address of the person entitled thereto as the address shall appear on the Register of the Notes or (ii) if such Person so requests and designates an account in writing to the Series Trustee at least five Business Days prior to the relevant Interest Payment Date, by wire transfer to such account. Payment of the principal and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

The indebtedness of the Company evidenced by this Note, including the principal hereof and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company’s obligations to Holders of Priority Indebtedness of the Company and each Holder of this Note, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Note shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Series Trustee under the Indenture.

IN WITNESS WHEREOF, DOMINION RESOURCES, INC. has caused this instrument to be duly executed.

DOMINION RESOURCES, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Series Trustee

By:
Authorized Signatory

Dated:

REVERSE OF NOTE

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series pursuant to the Junior Subordinated Indenture II, dated as of June 1, 2006, as heretofore supplemented and amended, between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.) (herein called the “Original Trustee”), as supplemented and amended by the Third Supplemental and Amending Indenture dated as of June 1, 2009 (as so amended, the “Base Indenture”), by and among the Company, the Original Trustee and Deutsche Bank Trust Company Americas, as Series Trustee, as further supplemented by an Eleventh Supplemental Indenture dated as of August 1, 2016 by and between the Company and Deutsche Bank Trust Company Americas, as Trustee of the series of Securities established thereby (herein called the “Series Trustee,” which term includes any successor series trustee for the Junior Subordinated Notes under the Indenture) (the “Eleventh Supplemental Indenture, and, together with the Base Indenture, as it may be hereafter supplemented or amended from time to time, the “Indenture”). Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Original Trustee, the Series Trustee and the Holders (the word “Holder” or “Holders” meaning the registered holder or registered holders) of the Notes. This Security is one of the series designated on the face hereof (the “Junior Subordinated Notes”) which is limited in aggregate principal amount to $[            ].

Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Indenture.

The Company may not redeem the Junior Subordinated Notes prior to maturity.

The Junior Subordinated Notes are not subject to the operation of any sinking fund and are not repayable at the option of a Holder thereof prior to the Stated Maturity.

In the case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Junior Subordinated Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The provisions of Section 12.5 of the Base Indenture shall not apply to the Junior Subordinated Notes.

The Company will not pay any additional amounts to any Holder who is not a United States person in respect of any tax, assessment or governmental charge.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Junior Subordinated Notes by the Company and the Series Trustee with the consent of the Holders of not less than a majority in principal amount of the Junior Subordinated Notes outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Junior Subordinated Notes at the time outstanding, on behalf of the Holders of all outstanding Junior Subordinated Notes, to waive compliance by the Company with certain provisions of the Indenture, and contains provisions permitting the

Holders of specified percentages in principal amount in certain instances of the outstanding Junior Subordinated Notes, to waive on behalf of all of the Holders of Junior Subordinated Notes, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Junior Subordinated Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, no Holder of Junior Subordinated Notes shall have any right by virtue or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Series Trustee written notice of an Event of Default and of the continuance thereof, as provided in the Indenture, and unless also the Holders of not less than a majority in principal amount of all the Securities at the time outstanding (considered as one class) shall have made written request upon the Series Trustee to institute such action, suit or proceeding in its own name as Series Trustee under the Indenture and shall have offered to the Series Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Series Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Series Trustee pursuant to Section 6.6 of the Base Indenture; it being understood and intended, and being expressly covenanted by the taker and Holder of every Junior Subordinated Note with every other taker and Holder and the Series Trustee, that no one or more Holders of Junior Subordinated Notes shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the Holders of any other of such Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner therein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of Section 6.4 of the Base Indenture, each and every Securityholder and the Series Trustee shall be entitled to such relief as can be given either at law or in equity.

Nothing contained in the Indenture is intended to or shall impair, as between the Company and the Holders of the Junior Subordinated Notes, the obligation of the Company, which is absolute and unconditional, to pay to such Holders the principal of and interest on such Junior Subordinated Notes when, where and as the same shall become due and payable, all in accordance with the terms of the Junior Subordinated Notes, or is intended to or shall affect the relative rights of such Holders and creditors of the Company other than the holders of the Priority Indebtedness of the Company, nor shall anything herein or therein prevent the Series Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under Article XIV of the Base Indenture of the holders of Priority Indebtedness of the Company in respect of cash, property, or securities of the Company received upon the exercise of any such remedy.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Register of the Junior Subordinated Notes upon surrender of this Note for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Junior Subordinated Note or Notes of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor.

No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Except as otherwise provided in the Indenture, Junior Subordinated Notes represented by Global Notes will not be exchangeable for, and will not otherwise be issuable as, Junior Subordinated Notes in certificated form. Unless and until such Global Notes are exchanged for Junior Subordinated Notes in certificated form, Global Notes may be transferred, in whole but not in part, and any payments on the Junior Subordinated Notes shall be made, only to the Depository or a nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.

By acceptance of this Note or a beneficial interest in this Note, each Holder hereof and any Person acquiring a beneficial interest herein, for United States federal, state and local tax purposes, agrees to treat this Note as indebtedness and to take other positions for such tax purposes as set forth in the Eleventh Supplemental Indenture.

Prior to due presentment for registration of transfer of this Note, the Company, the Series Trustee, and any agent of the Company or the Series Trustee may deem and treat the person in whose name this Note shall be registered upon the Register of the Junior Subordinated Notes of this series as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest due hereon and for all other purposes; and neither the Company nor the Series Trustee nor any such agent shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

This Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by, and construed in accordance with, the laws of said State.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

.

(please insert Social Security or other identifying number of assignee)

.

.

.

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

.

.

.

.

.

.

agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:                          ,

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

SCHEDULE OF INCREASES OR DECREASES IN THIS NOTE

The initial principal amount of this Note is:

Changes to Principal Amount of [Global] Note

Date	Principal Amount by which this Note is to be Decreased or Increased and the Reason for the Decrease or Increase	Remaining Principal Amount of this Note	Signature of Authorized Signatory of Series Trustee

EXHIBIT C

FORM OF PUT NOTICE

TO:	Dominion Resources, Inc.

Deutsche Bank Trust Company Americas

Please refer to the Junior Subordinated Indenture II, dated as of June 1, 2006, among Dominion Resources, Inc. (the “Company”) and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A.,) (herein called the “Original Trustee”), as supplemented and amended by the Third Supplemental and Amending Indenture dated as of June 1, 2009 (as so amended, the “Base Indenture”), among the Company, the Original Trustee and Deutsche Bank Trust Company Americas, as Series Trustee, and as further supplemented by an Eleventh Supplemental Indenture dated as of August 1, 2016 (the “Eleventh Supplemental Indenture” and together with the Base Indenture, as it may be hereafter supplemented or amended from time to time, the “Indenture”), by and between the Company, Deutsche Bank Trust Company Americas, as Trustee of the series of Securities established thereby (herein called the “Series Trustee”). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

The undersigned registered Holder of the Series A-1 Note designated below, which is being delivered to the Trustee herewith, hereby requests and instructs the Company to purchase such Series A-1 Note or the portion thereof specified below (so long as such portion is in a principal amount of $1,000 or an integral multiple thereof), in accordance with the terms of the Indenture, at the price of 100% of the principal amount of such Series A-1 Note (or portion thereof). The Series A-1 Note (or portion thereof) shall be purchased by the Company as of the Purchase Contract Settlement Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature:

NOTICE: The above signature of the Holder hereof must correspond with the name as written upon the face of the Series A-1 Note in every particular without alteration or enlargement or any change whatever.

Signature Guarantee:

Note Certificate Number (if applicable):

Principal Amount:

Portion to be purchased if other than the Principal Amount set forth above:

Social Security or Other Taxpayer Identification Number:

DTC Account Number (if applicable):

C-1

Name of Account Party (if applicable):

PAYMENT INSTRUCTIONS: The purchase price of the Series A-1 Note should be paid by check in the name of the person(s) set forth below and mailed to the address set forth below.

Name(s):
(Please Print)
Address
(Please Print)

(Zip Code)

(Tax Identification or Social Security Number)

C-2